EXHIBIT 10.3

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of the date set forth on the signature page hereto, is made by and between Classover Holdings, Inc., a Delaware corporation (the “Company”), and the person set forth under the caption “Indemnitee” on the signature page hereto (“Indemnitee”).

WHEREAS, the Board of Directors of the Company (“Board”) has determined that the ability to attract and retain qualified officers and directors is in the best interests of the Company’s shareholders; and

WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law so that such persons will serve or continue to serve the Company free from undue concern that they will not be adequately indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of Article VII of the Bylaws of the Company and Article Seventh of the Amended and Restated Certificate of Incorporation of the Company, in each case, as amended, and any resolutions adopted pursuant thereto, and shall neither be deemed to be a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee is willing to serve on behalf of the Company on the condition that Indemnitee be indemnified according to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Construction.

1.1. For the purposes of this Agreement:

(a) “Change in Control” means a change in control of the Company occurring after the date hereof of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a “Change in Control” shall be deemed to have occurred if after the date hereof (i) any “person” (as such term is used in §§ 13(d) and 14(d) of the Exchange Act), other than a person who is an officer or director of the Company on the date hereof (or any of such person’s affiliates), is or becomes “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which (A) members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter or (B) the voting securities of the Company outstanding immediately prior to such transaction do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such transaction with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board.

(b) “Corporate Status” means the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company. In addition to service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, agent or fiduciary of any other enterprise if Indemnitee is or was serving as a director, officer, employee, agent or fiduciary of such enterprise and (A) such enterprise is or at the time of such service was an affiliate of the Company, (B) such enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or an affiliate of the Company or (C) the Company or an affiliate of the Company directly or indirectly caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Expenses” means all reasonable attorneys’ fees, retainers, court costs (including trial and appeals), transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, appealing, preparing to appeal (including without limitation the premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent), investigating, or being or preparing to be a witness in a Proceeding.

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(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any other matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Except as provided in the first sentence of Section 9.3 hereof, Independent Counsel shall be selected by (a) the Disinterested Directors or (b) a committee of the Board consisting of two or more Disinterested Directors or if (a) and (b) above are not possible, then by a majority of the full Board.

(g) “Proceeding” means any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether conducted by or on behalf of the Company or any other party, whether civil, criminal, administrative or investigative, and whether formal or informal, except one initiated by an Indemnitee pursuant to Section 11 hereof to enforce Indemnitee’s rights under this Agreement.

2. Services by Indemnitee. Indemnitee is serving as a director, officer or employee of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).

3. Indemnification Generally. The Company shall indemnify and advance Expenses to Indemnitee in accordance with this Agreement to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as any amendment to or interpretation of applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections hereof.

4. Proceedings Other Than Proceedings by or in Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Agreement if, by reason of Indemnitee’s Corporate Status, Indemnitee is or was, or is or was threatened to be made, a party to any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Agreement, Indemnitee shall be indemnified against judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf, in each case in connection with any such Proceeding or any claim, issue or matter therein, if Indemnitee acted, in good faith, for a purpose which Indemnitee reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company and, in criminal Proceedings, in addition, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

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5. Proceedings by or in Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Agreement if, by reason of Indemnitee’s Corporate Status, Indemnitee is or was, or is or was threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Agreement, Indemnitee shall be indemnified against amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf, in each case in connection with the defense or settlement of any such Proceeding or any claim, issue or matter therein, if Indemnitee acted, in good faith, for a purpose which Indemnitee reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company. Notwithstanding the foregoing, no indemnification under this paragraph shall be made in respect of (1) a threatened Proceeding or a pending Proceeding which is settled or otherwise disposed of or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company by a court of competent jurisdiction and subject to no further appeal, unless and only to the extent that the court in which such Proceeding shall have been brought, or, if no Proceeding was brought, any court of competent jurisdiction, shall determine, upon application, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

6. Indemnification for Expenses of Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits, procedurally or otherwise, in any Proceeding, Indemnitee shall be indemnified against judgments, penalties, fines, amounts paid in settlement and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf (to the fullest extent permitted by applicable law), in each case in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits, procedurally or otherwise, as to one or more but less than all claims, issues or matters therein, the Company shall indemnify Indemnitee against judgments, penalties, fines, amounts paid in settlement and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf (to the fullest extent permitted by applicable law) in connection with each successfully resolved claim, issue or matter therein. For purposes of this Agreement, the term “successful, on the merits or otherwise,” includes, but is not limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Indemnitee without any express finding of liability or guilt against Indemnitee, including a settlement (with or without court approval), a motion for summary judgment, or a plea of nolo contendere or its equivalent, and (ii) the expiration of 90 days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement.

7. Indemnification for Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

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8. Advancement of Amounts. The Company shall advance all judgments, penalties, fines and amounts paid in settlement (when eligible hereunder) and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf, in each case in connection with any Proceeding or any claim, issue or matter therein, within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence any judgments, penalties, fines and amounts paid in settlement (when eligible hereunder) and any Expenses for which advancement is requested. In connection with any request for advancement of judgments, penalties, fines or amounts paid in settlement (when eligible hereunder) or of Expenses, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to further appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. The Company’s obligation in respect of the advancement of judgments, penalties, fines or amounts paid in settlement (when eligible hereunder) or of Expenses, in connection with a criminal Proceeding in which Indemnitee is a defendant, shall terminate at such time as Indemnitee pleads guilty or is convicted after trial and such conviction becomes final and no longer subject to appeal. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and, subject to judgments, penalties, fines and amounts paid in settlement being eligible for indemnification hereunder, without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Without limiting the generality or effect of the foregoing, within thirty days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee's rights to receive advancement of judgments, penalties, fines and amounts paid in settlement (when eligible hereunder) and of Expenses under this Agreement.

9. Procedure for Determination of Entitlement to Indemnification.

9.1. To obtain indemnification under this Agreement in connection with any Proceeding, and for the duration thereof, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of any such request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

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9.2. Upon written request by Indemnitee for indemnification pursuant to Section 9.1 hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in such case: (i) if a Change in Control shall have occurred, by Independent Counsel (unless Indemnitee shall request that such determination be made by the Board or the shareholders, in which case such determination shall be made in the manner provided for in clauses (ii) or (iii) of this Section 9.2) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; (ii) if a Change in Control shall not have occurred, at the election of the Company, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable, by a majority of a committee of the Board consisting of two or more Disinterested Directors, or (C) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) by the shareholders of the Company, by a majority vote of a quorum consisting of shareholders who are not parties to the proceeding, or if no such quorum is obtainable, by a majority vote of shareholders who are not parties to such proceeding; or (iii) as provided in Section 10.2 hereof. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

9.3. If a Change in Control shall have occurred, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee (or the Board, as the case may be) shall give written notice to the other party advising it of the identity of Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1.1 hereof, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9.1 hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction, for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 9.2 hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 9.3 hereof, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement date of any judicial proceeding pursuant to Section 11.1 (iii) hereof, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

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10. Presumptions and Effects of Certain Proceedings.

10.1. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9.1 hereof, and the Company shall have the burden of proof to overcome that presumption by clear and convincing evidence in connection with the making by any person, persons or entity of any determination contrary to that presumption.

10.2. If the person, persons or entity empowered or selected under Section 9 hereof to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law, as determined by a court of competent jurisdiction in a final judgment, not subject to further appeal; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 10.2 shall not apply (i) if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 9.2 hereof and if (A) within 15 days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9.2 hereof. In connection with each meeting at which a shareholder determination will be made, the Company shall solicit proxies that expressly include a proposal to indemnify or reimburse the Indemnitee. The Company shall afford the Indemnitee ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification in any Company proxy statement relating to such shareholder determination. Subject to the fiduciary duties of its members under applicable law, the Board will not recommend against indemnification or reimbursement in any proxy statement relating to the proposal to indemnify or reimburse the Indemnitee.

10.3. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith, for a purpose which Indemnitee reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company, or, in criminal Proceedings, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, or that Indemnitee did not meet any other applicable standard of conduct.

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10.4. Reliance as Safe Harbor. For purposes of this Agreement, the Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful, or to have met any other applicable standard of conduct, if Indemnitee’s action is based on (i) the records or books of account of the Company, or another enterprise, including financial statements, (ii) information supplied to Indemnitee by the officers of the Company or another enterprise in the course of their duties, or (iii) the advice of legal counsel for the Company or another enterprise, or of an independent certified public accountant or an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent. The provisions of this Section shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct applicable hereunder. Whether or not the foregoing provisions of this Section 10.4 are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith, for a purpose which Indemnitee reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company, and, in criminal Proceedings, that Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful, and that Indemnitee met any other applicable standard of conduct. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

11. Remedies of Indemnitee.

11.1. In the event that (i) a determination is made pursuant to Section 9 hereof that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 hereof, (iii) the determination of indemnification is to be made by Independent Counsel pursuant to Section 9.2 hereof and such determination shall not have been made and delivered in a written opinion within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 hereof within thirty (30) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9 or 10 hereof, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement of Expenses, judgments, penalties, fines or, when eligible hereunder, amounts paid in settlement. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

11.2. In the event that a determination shall have been made pursuant to Section 9 hereof that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

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11.3. If a determination shall have been made or deemed to have been made pursuant to Section 9 or 10 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law.

11.4. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

11.5. In the event that Indemnitee, pursuant to this Section, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement or any other agreement, including any other indemnification, contribution or advancement agreement, or any provision of the certificate of incorporation or bylaws of the Company now or hereafter in effect, or for recovery under directors’ and officers’ liability insurance policies maintained by the Company, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the kinds described in the definition of Expenses) actually and reasonably incurred by Indemnitee in such judicial adjudication, but only if Indemnitee prevails therein. In any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such suit in the event the Indemnitee has been successful, on the merits or otherwise, in defense of such suit. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive less than all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing expenses to Indemnitee, subject to and in accordance with Section 8 hereof.

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12. Procedure Regarding Indemnification. With respect to any Proceedings, the Indemnitee, prior to taking any action with respect to such Proceeding, shall consult with the Company as to the procedure to be followed in defending, settling, or compromising the Proceeding and may not consent to any settlement or compromise of the Proceeding without the written consent of the Company (which consent may not be unreasonably withheld or delayed). The Company shall be entitled to participate in defending, settling or compromising any Proceeding and to assume the defense of such Proceeding with counsel of its choice and shall assume such defense if requested by the Indemnitee. Notwithstanding the election by, or obligation of, the Company to assume the defense of a Proceeding, the Indemnitee shall have the right to participate in the defense of such Proceeding and to employ counsel of Indemnitee's choice, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) Indemnitee shall have reasonably determined that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of the Proceeding, (iii) the Indemnitee has reasonably concluded that there may be defenses available to Indemnitee which are different from or additional to those available to the Company (in which latter case the Company shall not have the right to direct the defense of such Proceeding on behalf of the Indemnitee), (iv) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel, (v) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, or (vi) the fees and expenses are non-duplicative and reasonably incurred in connection with Indemnitee’s role in the Proceedings, despite the Company’s assumption of the defense, in each of which cases all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in (ii) above or under the circumstances provided for in (iii) and (iv) above. Indemnitee agrees that any such separate counsel retained by Indemnitee will be not more than one additional firm of attorneys, and such firm shall be a member of any approved list of panel counsel under the Company’s applicable directors’ and officers’ liability insurance policy, should the applicable policy provide for a panel of approved counsel and should such approved panel list comprise law firms with well-established reputations in the type of litigation at issue. (For clarity, the fact of a firm’s being part of a panel shall not be evidence of a firm’s having a well-established national reputation for the type of litigation at issue.) If the Company assumes the defense of a Proceeding, then counsel for the Company and Indemnitee shall keep Indemnitee reasonably informed of the status of the Proceeding and promptly send to Indemnitee copies of all documents filed or produced in the Proceeding, and the Company shall not compromise or settle any such Proceeding without the written consent of the Indemnitee (which consent may not be unreasonably withheld or delayed) if the relief provided shall be other than monetary damages and shall promptly notify the Indemnitee of any settlement and the amount thereof. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, which shall not be unreasonably withheld, or for any judicial or other award, if the Company was not given an opportunity, in accordance with this Section, to participate in the defense of such Proceeding.

13. Non-Exclusivity; Survival of Rights; Insurance; Subrogation; Contribution.

13.1. The rights of indemnification and to receive advancement of judgments, penalties, fines, amounts paid in settlement and Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the certificate of incorporation or bylaws of the Company, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal.

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13.2. For the duration of Indemnitee’s service as a director and/or officer of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company, and thereafter for so long as Indemnitee shall be subject to any Proceeding by reason of Indemnitee’s Corporate Status, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that comparable to what similarly situated company’s would maintain. In all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee shall be an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy. Company shall promptly notify Indemnitee of any good faith determination not to provide such coverage or of any lapse or termination in any such policy. In the event of a Change in Control or the Company’s becoming insolvent, the Company shall maintain in force any and all directors’ and officers’ liability insurance in respect of the individual directors and officers of the Company, for a fixed period of six years thereafter (a “Tail Policy”). Such coverage shall be non-cancellable and shall be placed and serviced for the duration of its term by the Company’s incumbent insurance broker. Such broker shall place the Tail policy with the incumbent insurance carriers using the policies that were in place at the time of the change of control event (unless the incumbent carriers will not offer such policies, in which case the Tail Policy placed by the Company’s insurance broker shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies).

13.3. In the event of any payment under this Agreement, subject to Section 13.4 hereof, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights.

13.4. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that payment made to Indemnitee pursuant to an insurance policy purchased and maintained by Indemnitee at his or her own expense of any amounts otherwise indemnifiable or obligated to be made pursuant to this Agreement shall not reduce the Company’s obligations to Indemnitee pursuant to this Agreement.

13.5. If a determination is made that Indemnitee is not entitled to indemnification, after Indemnitee submits a written request therefor, under this Agreement, then in respect of any threatened, pending or completed Proceeding in which the Company is jointly liability with the Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of judgments, penalties, fines, amounts paid in settlement and Expenses paid by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which Proceeding arose, and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events that resulted in such judgments, penalties, fines, amounts paid in settlement and Expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or amounts paid in settlement. The Company agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing equitable considerations. The determination as to the amount of the contribution, if any, shall be made by: (i) a court of competent jurisdiction upon the application of both the Indemnitee and the Company (if the Proceeding had been brought in, and final determination had been rendered by such court); (ii) the Board by a majority vote of a quorum consisting of Disinterested Directors; or (iii) Independent Counsel, if a quorum is not obtainable for purpose of (ii) above, or, even if obtainable, a quorum of Disinterested Directors so directs.

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14. Duration of Agreement. This Agreement shall continue so long as Indemnitee may be subject to or a witness in any possible Proceeding in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder, and until one (1) year after the final termination of any such Proceeding then pending (including any rights of appeal thereto) and of any proceeding commenced by Indemnitee pursuant to Section 11 hereof relating thereto (including any rights of appeal thereto). This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, heirs, executors, personal representatives and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform to the fullest extent permitted by applicable law.

15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section hereof containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section hereof containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Indemnitee with respect to the subject matter hereof and supersedes all prior agreements, understanding, negotiations and discussion, both written and oral, between the parties hereto with respect to such subject matter (the “Prior Agreements”); provided, however, that if this Agreement shall ever be held void or unenforceable for any reasons whatsoever, and is not reformed pursuant to Section 15 hereof, then (i) this Agreement shall not be deemed to have superseded any Prior Agreements; (ii) all of such Prior Agreements shall be deemed to be in full force and effect notwithstanding the execution of this Agreement; and (iii) the Indemnitee shall be entitled to maximum indemnification benefits provided under any Prior Agreements, as well as those provided under applicable law, the certificate of incorporation or bylaws of the Company, a vote of shareholders or resolution of directors.

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17. Exception to Right of Indemnification or Advancement of Expenses.

17.1. Except as provided in Section 11.5 hereof, Indemnitee shall not be entitled to indemnification or advancement of Expenses, judgments, penalties, fines and amounts paid in settlement under this Agreement with respect to any Proceeding, or any claim therein, brought or made by Indemnitee against the Company.

17.2. Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, arising from the purchase and sale by Indemnitee of securities in violation of § 16(b) of the Exchange Act or Company similar successor statute.

18. Covenant Not to Sue; Limitation of Actions; Release of Claims. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against the Indemnitee, Indemnitee’s spouse, heirs, executors, personal representatives or administrators after the expiration of two (2) years from the date of accrual of such cause of action and any claim or cause of action of the Company (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by the filing of a legal action within such two (2) year period; provided, however, that if any shorter period of limitation is otherwise applicable to any such cause of action, such shorter period shall govern.

19. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

22. Required Notice.

22.1. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating any Proceeding or matter which may be subject to indemnification or advancement of Expenses, judgments, penalties, fines or amounts paid in settlement covered hereunder. The failure to notify the Company on a timely basis shall not constitute a waiver of Indemnitee’s rights under this Agreement, except to the extent that such failure or delay (i) causes the amounts paid or to be paid by the Company to be greater than they otherwise would have been, (ii) adversely affects the Company’s ability to obtain for itself or Indemnitee coverage or proceeds under any insurance policy available to the Company or Indemnitee, or (iii) otherwise results in prejudice to the Company.

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22.2. If the Indemnitee is the subject of, or is, to the knowledge of the Company, implicated in any way during an investigation, whether formal or informal, that is related to Indemnitee’s Corporate Status and that reasonably could lead to a Proceeding for which indemnification can be provided under this Agreement, the Company shall notify the Indemnitee of such investigation and shall share (to the extent legally permissible) with Indemnitee any information it has provided to any third parties concerning the investigation (“Shared Information”). By executing this Agreement, Indemnitee agrees that such Shared Information is material non-public information that Indemnitee is obligated to hold in confidence and may not disclose publicly; provided, however, that Indemnitee may use the Shared Information and disclose such Shared Information to Indemnitee’s legal counsel and third parties, in each case solely in connection with defending Indemnitee from legal liability.

23. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

if to Indemnitee, to the address set forth on the signature page; or

if to the Company, to:

Classover Holdings, Inc.

450 7th Avenue, Suite 905

New York, New York 10123

Attention: Hui Luo, Chief Executive Officer

E-mail: sluo@classover.com

or, in either case, to such other address or such other person as Indemnitee or the Company shall designate in writing in accordance with this Section, except that notices regarding changes in notices shall be effective only upon receipt.

24. Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

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25. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future in certain circumstances to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court for a determination of the Company’s right under public policy to indemnify Indemnitee.

26. Monetary Damages Insufficient; Specific Performance. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result in not forcing the Company to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking. If Indemnitee seeks mandatory injunctive relief, it shall not be a defense to enforcement of the Company’s obligations set forth in this Agreement that Indemnitee has an adequate remedy at law for damages.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

COMPANY:	INDEMNITEE:

CLASSOVER HOLDINGS, INC.
(Name)

By:
Name:	(Signature)
Title:

(Street Address)

(City, State and Zip)

(Date)	(E-mail)

[Signature Page to Indemnification Agreement]

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